Exhibit 5.1

September 21, 2007

Barrier Therapeutics, Inc.

600 College Road East

Suite 3200

Princeton, New Jersey 08540

Re:	Barrier Therapeutics, Inc. Registration Statement on Form S-3
(Registration No. 333-134214) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Barrier Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of 5,547,870 shares of common stock, $0.0001 par value per share (the “Shares”), pursuant to the Registration Statement and Prospectus Supplement dated September 21, 2007 (the “Prospectus Supplement”), each filed under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, as filed with the Secretary of State of the State of Delaware, the Bylaws of the Company and the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

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Palo Alto    Dallas    Houston    Harrisburg    Irvine    Boston    London    Paris     Brussels    Frankfurt    Beijing    Tokyo

Barrier Therapeutics, Inc.

September 21, 2007

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP